Amkor Technology Reports Financial Results for the First Quarter 2025

TEMPE, Ariz. -- April 28, 2025 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights
•Net sales $1.32 billion
•Gross profit $158 million, operating income $32 million
•Net income $21 million, earnings per diluted share $0.09
•EBITDA $197 million

“Amkor delivered first quarter results in line with expectations, with revenue of $1.32 billion and EPS of $0.09,” said Giel Rutten, Amkor’s president and chief executive officer. “We are closely monitoring the evolving landscape with tariffs and trade regulations and potential impacts on our customers’ supply chains. Our diversified global footprint and long-standing partnerships allow us to help our customers work through complexity and uncertainty. Within this dynamic environment, our focus remains on staying agile and delivering value by executing on our long-term strategy.”

Quarterly Financial Results

($ in millions, except per share data)	Q1 2025	Q4 2024	Q1 2024
Net sales	$1,322	$1,629	$1,366
Gross margin	11.9%	15.1%	14.8%
Operating income	$32	$134	$73
Operating income margin	2.4%	8.3%	5.4%
Net income attributable to Amkor	$21	$106	$59
Earnings per diluted share	$0.09	$0.43	$0.24
EBITDA (1)	$197	$302	$233

(1) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under “Selected Operating Data.”

At March 31, 2025, total cash and short-term investments was $1.6 billion, and total debt was $1.1 billion.

The company paid a quarterly dividend of $0.08269 per share on April 2, 2025. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

Business Outlook

The following information presents Amkor’s guidance for the second quarter 2025 (unless otherwise noted):

•Net sales of $1.375 billion to $1.475 billion
•Gross margin of 11.5% to 13.5%
•Net income of $17 million to $57 million, or $0.07 to $0.23 per diluted share
•Full year 2025 capital expenditures of approximately $850 million

Conference Call Information

Amkor will conduct a conference call on Monday, April 28, 2025, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. is the world's largest U.S. headquartered OSAT (outsourced semiconductor assembly and test) service provider. Since its founding in 1968, Amkor has pioneered the outsourcing of IC packaging and test services and is a strategic manufacturing partner for the world's leading semiconductor companies, foundries, and electronics OEMs. Amkor provides turnkey manufacturing services for the communication, computing, automotive and industrial and consumer markets, including smartphones, data centers, artificial intelligence, electric vehicles and wearables. Amkor's operational base includes production facilities, research and development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the United States. For more information visit amkor.com.

Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2025	Q4 2024	Q1 2024
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,064	$1,357	$1,070
Mainstream products (2)	258	272	296
Total net sales	$1,322	$1,629	$1,366

Packaging services	88%	88%	87%
Test services	12%	12%	13%

Net sales from top ten customers	71%	73%	70%

End Market Distribution Data:
Communications (smartphones, tablets)	40%	44%	47%
Computing (data center, infrastructure, PC/laptop, storage)	22%	21%	17%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	21%	17%	22%
Consumer (AR & gaming, connected home, home electronics, wearables)	17%	18%	14%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	52.4%	54.8%	51.9%
Labor	12.0%	9.9%	11.2%
Depreciation	10.6%	8.4%	9.5%
Other manufacturing	13.1%	11.8%	12.6%
Gross margin	11.9%	15.1%	14.8%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q1 2025	Q4 2024	Q1 2024
EBITDA Data:
Net income	$22	$106	$60
Plus: Interest expense	17	17	16
Plus: Income tax expense	4	30	12
Plus: Depreciation & amortization	154	149	145
EBITDA	$197	$302	$233

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Net sales	$1,321,575	$1,365,511
Cost of sales	1,163,992	1,163,868
Gross profit	157,583	201,643
Selling, general and administrative	80,408	90,346
Research and development	45,652	38,171
Total operating expenses	126,060	128,517
Operating income	31,523	73,126
Interest expense	16,809	16,439
Other (income) expense, net	(11,075)	(15,295)
Total other expense, net	5,734	1,144
Income before taxes	25,789	71,982
Income tax expense	3,936	12,196
Net income	21,853	59,786
Net income attributable to non-controlling interests	(725)	(889)
Net income attributable to Amkor	$21,128	$58,897

Net income attributable to Amkor per common share:
Basic	$0.09	$0.24
Diluted	$0.09	$0.24

Shares used in computing per common share amounts:
Basic	246,854	246,008
Diluted	247,845	247,614

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,057,560	$1,133,553
Short-term investments	505,181	512,984
Accounts receivable, net of allowances	1,052,873	1,055,013
Inventories	326,185	310,910
Other current assets	49,325	61,012
Total current assets	2,991,124	3,073,472
Property, plant and equipment, net	3,641,936	3,576,148
Operating lease right of use assets	104,160	109,730
Goodwill	18,813	17,947
Restricted cash	768	759
Other assets	164,440	166,272
Total assets	$6,921,241	$6,944,328
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$236,459	$236,029
Trade accounts payable	608,464	712,887
Capital expenditures payable	250,718	123,195
Short-term operating lease liability	25,604	26,827
Accrued expenses	332,731	356,337
Total current liabilities	1,453,976	1,455,275
Long-term debt	912,863	923,431
Pension and severance obligations	73,421	70,594
Long-term operating lease liabilities	54,535	57,983
Other non-current liabilities	235,856	253,880
Total liabilities	2,730,651	2,761,163

Stockholders’ equity:
Preferred stock	—	—
Common stock	293	293
Additional paid-in capital	2,036,608	2,031,643
Retained earnings	2,335,830	2,335,132
Accumulated other comprehensive income (loss)	10,031	7,510
Treasury stock	(226,352)	(225,033)
Total Amkor stockholders’ equity	4,156,410	4,149,545
Non-controlling interests in subsidiaries	34,180	33,620
Total equity	4,190,590	4,183,165
Total liabilities and equity	$6,921,241	$6,944,328

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$21,853	$59,786
Depreciation and amortization	153,821	144,925
Other operating activities and non-cash items	5,967	14,100
Changes in assets and liabilities	(157,492)	(56,499)
Net cash provided by operating activities	24,149	162,312
Cash flows from investing activities:
Payments for property, plant and equipment	(79,897)	(96,169)
Proceeds from sale of property, plant and equipment	4,209	3,439
Proceeds from foreign exchange forward contracts	16,674	740
Payments for foreign exchange forward contracts	(15,992)	(24,596)
Payments for short-term investments	(169,720)	(111,760)
Proceeds from sale of short-term investments	32,345	16,014
Proceeds from maturities of short-term investments	147,825	121,684
Other investing activities	1,502	4,545
Net cash used in investing activities	(63,054)	(86,103)
Cash flows from financing activities:
Proceeds from short-term debt	—	5,012
Payments of short-term debt	—	(5,669)
Payments of long-term debt	(25,493)	(29,100)
Payments of finance lease obligations	(15,659)	(19,684)
Payments of dividends	—	(19,383)
Other financing activities	(1,099)	(1,053)
Net cash used in financing activities	(42,251)	(69,877)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	5,172	(8,164)
Net decrease in cash, cash equivalents and restricted cash	(75,984)	(1,832)
Cash, cash equivalents and restricted cash, beginning of period	1,134,312	1,120,617
Cash, cash equivalents and restricted cash, end of period	$1,058,328	$1,118,785

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:

•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•fluctuations in operating results and cash flows;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries and contract manufacturers;
•our substantial investments in equipment and facilities to support the demand of our customers;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•our absence of backlog and the short-term nature of our customers’ commitments;
•the historical downward pressure on the prices of our packaging and test services;
•fluctuations in our manufacturing yields;
•a downturn or lower sales to customers in the automotive industry;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•difficulty funding our liquidity needs;
•challenges with integrating diverse operations;
•dependence on international factories and operations and risks relating to trade restrictions and regional conflict, including restrictive trade barriers, export controls, tariffs, customs and duties;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•our substantial indebtedness;

•fluctuations in interest rates and changes in credit risk;
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval;
•the possibility that we may decrease or suspend our quarterly dividend;
•difficulty attracting, retaining or replacing qualified personnel;
•maintaining an effective system of internal controls;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•environmental, health and safety liabilities and expenditures;
•conditions and obligations in connection with the receipt of government awards and incentives; and
•natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.